EXHIBIT 99.1

Black Ridge Oil & Gas Reports Third Quarter 2013 Results and Achieves Best Operational Results in Company History

Record Quarterly Revenue of $2.5 Million, Record Production of 308 BOEPD, Record Adjusted EBITDA from Oil & Gas Operations of $1.7 million

MINNETONKA, MN – November 13, 2013 – Black Ridge Oil & Gas, Inc. (the “Company”) (OTCQB: ANFC), a well-positioned exploration and production (E&P) company focused on non-operated Bakken and Three Forks properties, today announced financial and operating results for the three and nine months ended September 30, 2013.

Third Quarter 2013 Financial Highlights

•	Record adjusted EBITDA from oil and gas operations (excludes non-operating net settlement income) totaled $1.7 million, an increase of 61% and 38% from third quarter of 2012 and second quarter of 2013, respectively
•	Record production averaged 308 barrel of oil equivalent (“Boe”) per day, representing 2% production growth compared to the third quarter of 2012, our previous production record, and 10% production growth compared to the second quarter of 2013
•	Record revenue totaled $2.5 million, an increase of 11% from the third quarter of 2012 and an increase of 18% compared to second quarter 2013
•	Reduced general and administrative expenses 24% on a per Boe basis compared to the third quarter of 2012, excluding settlement related legal expenses in 2012
•	Realized $0.8 million of cash flow from operating activities

Third Quarter 2013 Operational Achievements

•	Participated in the completion of 11 gross (0.40 net) wells with a 100% success rate in the Bakken and Three Forks plays
•	Increased total producing wells to 92 gross (3.22 net) wells, a 61% increase in gross producing wells from third quarter of 2012

Third Quarter 2013 Financial Results

Black Ridge Oil & Gas reported a third quarter 2013 net loss of $224 thousand, or $0.00 per basic and diluted common share, compared to net income of $3.356 million, or $0.07 per basic and diluted common share, for the third quarter of 2012. The 2012 results included settlement income of $3.385 million, net of settlement expenses and related income tax.

Revenue for the third quarter of 2013 was $2.5 million compared to $2.3 million for the third quarter of 2012, an increase of 11%. Total revenues increased 18% over the second quarter of 2013, driven by higher production and an increase in average realized prices. The Company produced 28.3 MBoe during the third quarter of 2013, 93% of which was crude oil.

For the third quarter of 2013, the Company’s realized oil price, including the effect of settled derivatives, was $95.27 per barrel compared to $82.79 per barrel in the third quarter 2012. The Company’s realized price, including the effect of settled derivatives, was $91.41 per Boe in the third quarter of 2013 compared to $81.85 per Boe in the third quarter of 2012.

Adjusted EBITDA from oil and gas operations for the third quarter of 2013 was $1.7 million compared to $1.1 million (excluding non-operating net settlement income) for the third quarter of 2012, an increase of 61%. The adjusted third quarter 2013 EBITDA is a record for the Company (excluding non-operating net settlement income in the third and fourth quarters of 2012).

General and administrative expenses decreased to $525 thousand in the third quarter of 2013 from $1.004 million in the third quarter of 2012, or $18.51 and $35.94 per Boe, respectively. The 2012 general and administrative expenses were $676 thousand or $24.22 per Boe when excluding settlement related legal expenses.

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Production expenses were $275 thousand in the third quarter of 2013 compared to $162 thousand in the third quarter of 2012, or $9.69 and $5.79 per Boe, respectively. Production expenses increased as a percentage of revenues from 7.1% in 2012 to 10.8% in 2013 as increased workover and related expenses and higher water hauling and disposal costs in 2013 drove production costs higher.

Production taxes were $271 thousand in the third quarter of 2013 as compared to $293 thousand in the third quarter of 2012, or 10.7% and 12.8% of sales, respectively.

Depletion, depreciation, amortization and accretion together amounted to $1.073 million in the third quarter of 2013 as compared to $926 thousand in the third quarter of 2012, or $37.83 and $33.17 per Boe, respectively.

Third Quarter 2013 Operational Results

Operationally, Black Ridge’s third quarter of 2013 performance reflects continued success in executing its strategy of developing its acreage position and building production. Production increased 10% to 28,349 Boe in the third quarter of 2013 as compared to second quarter of 2013 production of 25,741 Boe.

Additionally, the Company participated in the completion of 11 gross (0.40 net) wells during the third quarter of 2013 with a 100% success rate, increasing the Company’s total producing well count to 92 gross (3.22 net) wells. As of September 30, 2013, the Company owned working interests in 16 gross (0.70 net) wells that are preparing to drill, drilling, awaiting completion or completing. The 0.70 net wells that are preparing to drill, drilling, awaiting completion or completing would result in a 22% increase in net wells in production once the wells are completed.

Liquidity

On August 8, 2013, Black Ridge closed a $125 million financing, including a $50 million senior secured revolving credit facility and a $75 million subordinated senior secured term loan. The initial available capital was nearly doubled from our previous facility to $32 million.

As of September 30, 2013 the Company had drawn $15 million on these facilities, recording $12.3 million in long term debt, net of debt discounts of $2.7 million, and had $5.1 million in cash on hand.

Black Ridge continues to use these two new facilities to accelerate the growth of the Company's footprint in the Bakken and Three Forks trends through potential working interest and/or leasehold purchases and development of wells on the Company's existing leases.

Management Comments

Ken DeCubellis, Black Ridge's Chief Executive Officer, said: “This quarter marks the best operational results in Company history. While we are pleased with this accomplishment, our third quarter operating results reflect none of the benefits our recent financing can help us attain. We now have the liquidity to renew our focus on obtaining high return acquisitions and development opportunities in the heart of the Bakken/Three Forks play that will drive near term benefits to our operating results. We are just beginning to see the accretive effect our investments bring to the bottom line.”

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Well Update

Producing Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that were completed or acquired during the quarter ending September 30, 2013:

Well	Operator	Location	WI(1)
Sail and Anchor 4-13-14HBK	Slawson	Williams, ND	0.075
Mathewson 2-30H	Continental	Williams, ND	0.055
Mathewson 3-30H	Continental	Williams, ND	0.055
Colfax 2-19H	Continental	Williams, ND	0.055
Colfax 3-19H	Continental	Williams, ND	0.055
Thorp Federal 11X-28B	XTO	Dunn, ND	0.034
Thorp Federal 11X-28F	XTO	Dunn, ND	0.034
Jurgens 34-12PH	Whiting	Billings, ND	0.008
Jurgens 44-12PH	Whiting	Billings, ND	0.008
Dietz 14-7PH	Whiting	Stark, ND	0.006
Dietz 34-7PH	Whiting	Stark, ND	0.006

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

“Drilling” Wells: The following table sets forth Bakken and Three Forks wells in which Black Ridge holds a participating interest that are either preparing to drill, drilling, awaiting completion or completing as of September 30, 2013:

Well	Operator	Location	WI(1)
Peter 4-2H	SM-energy	Divide, ND	0.125
Coopers 1-23-13HBK	Slawson	Williams, ND	0.084
Tooheys 4-15-14HBK	Slawson	Williams, ND	0.084
Charlotte #1-12-1H	Mountain Divide	Divide, ND	0.083
Billabong 2-13-14HBK	Slawson	Williams, ND	0.075
Duckstein 1-13-14HTF	Slawson	Williams, ND	0.075
Blackdog 3-13-14HTF	Slawson	Williams, ND	0.075
Raymond 1-21AH	Continental	Williams, ND	0.043
Moline 157-100-20D-17-2H	HRC Operating	Williams, ND	0.016
Moline 157-100-20D-17-3H	HRC Operating	Williams, ND	0.016
Amy 2-5H1	Continental	Stark, ND	0.015
Kelter 7-1HTF3	Zenergy	Williams, ND	0.004
Kelter 7-12H3	Zenergy	Williams, ND	0.004
Kelter 7-1H2	Zenergy	Williams, ND	0.004
P Scanlan 153-98-16-9-5-12H	Kodiak	Williams, ND	0.001
P Scanlan 153-98-16-9-5-5H	Kodiak	Williams, ND	0.001

(1)	The working interests are based on Black Ridge’s internal records and may be subject to change by operators' third-party legal counsel in preparing final division order title opinions for each well.

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Adjusted Net Income (Loss) and Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, we also present Adjusted Net Income (Loss) and Adjusted EBITDA. We define Adjusted Net Income (Loss) as net income (loss) excluding settlement income, net of settlement expenses and related income tax. We define Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) accretion of abandonment liability, (v) unrealized gains and losses on derivatives, and (vi) non-cash expenses relating to share based payments recognized under ASC Topic 718. We believe the use of non-GAAP financial measures provides useful information to investors regarding our current financial performance; however, Adjusted Net Income (Loss) and Adjusted EBITDA do not represent, and should not be considered an alternative to GAAP measurements. We believe these measures are useful in evaluating our fundamental core operating performance. Specifically, we believe the non-GAAP Adjusted Net Income (Loss) and Adjusted EBITDA results provide useful information to both management and investors by excluding certain income and expenses that our management believes are not indicative of our core operating results. Although we use Adjusted Net Income (Loss) and Adjusted EBITDA to manage our business, including the preparation of our annual operating budget and financial projections, we believe that non-GAAP financial measures have limitations and do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. Reconciliations of Adjusted Net Income (Loss) and Adjusted EBITDA to Net Income (Loss) on a GAAP basis are included below:

Black Ridge Oil & Gas, Inc.

Reconciliation of Adjusted Net Income (Loss)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net Income (Loss)	$(223,664)	$3,355,510	$(207,151)	$1,977,208
Subtract:
Settlement Income, Net of Tax (a)	–	(3,384,643)	–	(3,384,643)
Adjusted Net Income (Loss)	$(223,664)	$(29,133)	$(207,151)	$(1,407,435)

Weighted average common shares outstanding - basic	47,979,990	47,979,990	47,979,990	47,725,172
Weighted average common shares outstanding - fully diluted	47,979,990	48,583,451	47,979,990	48,049,669

Net income (loss) per common share - basic	$(0.00)	$0.07	$(0.00)	$0.04
Subtract:
Change due to Settlement Income, Net of Tax	0.00	(0.07)	0.00	(0.07)
Adjusted Net Income (loss) per common share - basic	$(0.00)	$(0.00)	$(0.00)	$(0.03)

Net income (loss) per common share - fully diluted	(0.00)	$0.07	$(0.00)	$0.04
Subtract:
Change due to Settlement Income, Net of Tax	0.00	(0.07)	0.00	(0.07)
Adjusted Net Income (Loss) per common share - fully diluted	$(0.00)	$(0.00)	$(0.00)	$(0.03)

(a) Adjusted to reflect tax expense, computed based on our effective tax rate of approximately 41%, of $2,360,000 for the three and nine months ended September 30, 2012.

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Black Ridge Oil & Gas, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss)	$(223,664)	$3,355,510	$(207,151)	$1,977,208
Add back:
Interest expense, net, excluding amortization of warrant based financing costs	622,842	275,144	1,365,898	496,282
Income tax provision	(88,708)	2,012,195	(615,409)	1,630,630
Depreciation, depletion, and amortization	1,070,753	924,949	2,650,763	1,752,148
Accretion of abandonment liability	1,811	1,339	4,774	3,344
Common stock issued for terminated oil and gas acquisition	–	–	–	438,539
Share based compensation	263,379	227,588	658,977	1,006,538
Unrealized loss on derivatives	46,225	–	46,225	–

Adjusted EBITDA	$1,692,638	$6,796,725	$3,904,077	$7,304,689

Our Adjusted EBITDA for the three and nine month periods ended September 30, 2012 includes settlement income, net of settlement expenses, of $5,744,643.

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Financial and Statistical Data Tables

Following are financial highlights for the comparative three and nine month periods ended September 30, 2013 and 2012. The following information is based on GAAP reported earnings, with additional required disclosures included in the Company's Form 10-Q:

BLACK RIDGE OIL & GAS, INC.

CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$5,086,978	$1,417,340
Accounts receivable	2,144,259	856,233
Settlement receivable	2,500,000	2,500,000
Advances to operators	1,220,576	1,350,295
Prepaid expenses	30,791	47,155
Total current assets	10,982,604	6,171,023

Property and equipment:
Oil and natural gas properties, full cost method of accounting
Proved properties	47,556,747	35,248,983
Unproved properties	5,539,955	9,055,513
Other property and equipment	87,218	85,917
Total property and equipment	53,183,920	44,390,413
Less, accumulated depreciation, amortization, depletion and allowance for impairment	(8,443,947)	(5,793,184)
Total property and equipment, net	44,739,973	38,597,229

Derivative instruments	6,885	–
Debt issuance costs, net	691,661	657,702

Total assets	$56,421,123	$45,425,954

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,014,464	$2,953,526
Settlement payable	160,000	160,000
Settlement accounts payable, related party	116,234	116,234
Accrued expenses	96,916	61,666
Derivative instruments	53,110	–
Total current liabilities	5,440,724	3,291,426

Asset retirement obligations	82,319	67,145
Revolving credit facilities and long term debt, net of discounts of $2,717,949 and $-0-, respectively	12,318,718	5,748,844
Deferred tax liability	4,117,287	4,732,696

Total liabilities	21,959,048	13,840,111

Commitments and contingencies (See note 15)	–	–

Stockholders' equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding	–	–
Common stock, $0.001 par value, 500,000,000 shares authorized, 47,979,990 shares issued and outstanding	47,980	47,980
Additional paid-in capital	32,930,595	29,847,212
Retained earnings	1,483,500	1,690,651
Total stockholders' equity	34,462,075	31,585,843

Total liabilities and stockholders' equity	$56,421,123	$45,425,954

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BLACK RIDGE OIL & GAS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012

Oil and gas sales	$2,612,640	$2,285,731	$6,674,940	$4,332,461
Loss on settled derivatives	(21,184)	–	(21,184)	–
Unrealized loss on derivative instruments	(46,225)	–	(46,225)	–
Total revenues	$2,545,231	$2,285,731	$6,607,531	$4,332,461

Operating expenses:
Production expenses	274,756	161,793	813,023	427,676
Production taxes	271,116	292,925	722,986	526,735
General and administrative	524,849	1,003,743	1,715,287	2,955,517
Depletion of oil and gas properties	1,064,921	919,138	2,633,309	1,733,753
Accretion of discount on asset retirement obligations	1,811	1,339	4,774	3,344
Depreciation and amortization	5,832	5,811	17,454	18,395
Total operating expenses	2,143,285	2,384,749	5,906,833	5,665,420

Net operating income (loss)	401,946	(99,018)	700,698	(1,332,959)

Other income (expense):
Interest income	148	209	341	451
Interest (expense)	(714,466)	(278,129)	(1,523,599)	(804,297)
Settlement income	–	8,020,759	–	8,020,759
Settlement expense	–	(2,276,116)	–	(2,276,116)
Total other income (expense)	(714,318)	5,466,723	(1,523,258)	4,940,797

Loss before provision for income taxes	(312,372)	5,367,705	(822,560)	3,607,838

Provision for income taxes	88,708	(2,012,195)	615,409	(1,630,630)

Net income (loss)	$(223,664)	$3,355,510	$(207,151)	$1,977,208

Weighted average common shares outstanding - basic	47,979,990	47,979,990	47,979,990	47,725,172
Weighted average common shares outstanding - fully diluted	47,979,990	48,583,451	47,979,990	48,049,669

Net income (loss) per common share - basic	$(0.00)	$0.07	$(0.00)	$0.04
Net income (loss) per common share - fully diluted	$(0.00)	$0.07	$(0.00)	$0.04

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BLACK RIDGE OIL & GAS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months
	Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(207,151)	$1,977,208
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion of oil and gas properties	2,633,309	1,733,753
Depreciation and amortization	17,454	18,395
Amortization of debt issuance costs	691,928	148,299
Accretion of discount on asset retirement obligations	4,774	3,344
Unrealized loss on derivative instruments	46,225	–
Accrued payment in kind interest applied to long term debt	36,667	–
Amortization of original issue discount on debt	6,457	–
Amortization of debt discounts, warrants	49,170	–
Common stock issued for terminated oil and gas acquisition	–	438,539
Common stock warrants	108,190	261,845
Common stock warrants, related parties	–	45,719
Common stock options, related parties	501,617	698,974
Deferred income taxes	(615,409)	1,630,630
Decrease (increase) in current assets:
Accounts receivable	(1,288,026)	(69,113)
Settlement receivable	–	(15,000,000)
Prepaid expenses	16,364	15,100
Contingent consideration receivable	–	6,008,602
Increase (decrease) in current liabilities:
Accounts payable	(216,975)	96,034
Accounts payable, related parties	–	(4,876)
Settlement payable	–	2,000,000
Settlement payable, related parties	–	550,079
Accrued expenses	35,250	82,352
Royalties payable, related party	–	(300,431)
Net cash provided by operating activities	1,819,844	334,453

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of oil and gas properties	500,031	993,449
Purchases of oil and gas properties and development capital expenditures	(5,991,601)	(12,025,284)
Advances to operators	(882,604)	–
Purchases of other property and equipment	(1,301)	(7,428)
Net cash used in investing activities	(6,375,475)	(11,039,263)

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from revolving credit facilities and long term debt	22,000,000	13,850,000
Repayments on revolving credit facilities	(13,048,844)	(2,000,000)
Debt issuance costs paid	(725,887)	(771,233)
Net cash provided by financing activities	8,225,269	11,078,767

NET CHANGE IN CASH	3,669,638	373,957
CASH AT BEGINNING OF PERIOD	1,417,340	1,401,141
CASH AT END OF PERIOD	$5,086,978	$1,775,098

SUPPLEMENTAL INFORMATION:
Interest paid	$551,399	$266,082
Income taxes paid	$–	$–

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Net change in accounts payable for purchase of oil and gas properties	$2,277,913	$5,458,084
Advances to operators received in swap for oil and gas properties	$(1,200,000)	$–
Advances to operators applied to purchase of oil and gas properties	$2,212,323	$–
Capitalized asset retirement costs, net of revision in estimate	$10,400	$50,294
Liabilities relieved to additional paid-in capital	$–	$180,000
Fair value of detachable warrants granted in consideration of debt financing	$2,473,576	$–

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Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect the Company’s current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, increases in operator costs, acquisition and investment opportunities available to the Company, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's business that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

About the Company

Black Ridge Oil & Gas, Inc. is an oil and gas exploration and production company based in Minnetonka, Minnesota. Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana. For additional information, visit the Company's website at www.blackridgeoil.com.

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Contact

Black Ridge Oil & Gas, Inc.

Ken DeCubellis, Chief Executive Officer

952-426-1241

www.blackridgeoil.com

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